                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan of our report dated June 25, 2004, with respect to the financial statements and schedule of the CUNO Incorporated Savings and Retirement Plan, which appears in this Form 11-K.


                                    /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
June 28, 2004

                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan of our report dated June 13, 2003, with respect to the financial statements and schedule of the CUNO Incorporated Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                    /s/ Ernst & Young LLP


Hartford, Connecticut
June 25, 2004